Exhibit 99


     BayCorp Holdings Receives Favorable Recommendation from
              Vermont Department of Public Service;
        Additional $7.75 Million Loan Extended to BayCorp



     Portsmouth, New Hampshire - October 7, 2005 - Sloan Group Ltd., a privately held Bahamas international business corporation, and BayCorp Holdings, Ltd. (AMEX:MWH) announced today that the Vermont Department of Public Service made a favorable recommendation to the Vermont Public Service Board on the proposed acquisition of BayCorp by Sloan Group and its wholly owned subsidiary, Sloan Acquisition Corp. Having received that favorable recommendation, Sloan Group's previously-announced tender offer to purchase all outstanding BayCorp common stock for cash consideration of $14.19 per share will commence as soon as practicable pursuant to the Amended and Restated Agreement and Plan of Merger among Sloan Group, Sloan Acquisition and BayCorp.

     BayCorp and Sloan Group also announced today that BayCorp and its wholly owned subsidiaries closed a $7.75 million multiple-draw senior secured debt facility from Sloan Group Ltd. Any draws under the facility will accrue interest at 8% per annum and be due on April 1, 2006. BayCorp intends to draw upon the facility to continue the development of natural gas and oil wells in East Texas under its Project Development Agreement with
Sonerra Resources Corporation. The facility is secured by BayCorp's ownership interests in various of its subsidiaries and the interests of BayCorp and its subsidiaries in the natural gas and oil exploration and development activities under its agreement with Sonerra Resources. The $7.75 million facility is in addition to Sloan Group's aggregate outstanding senior secured loans to BayCorp of $20.25 million under two convertible notes, dated March 31, 2005 and May 24, 2005, which are convertible into shares of BayCorp common stock. The various loans from Sloan Group are all secured by the same collateral and a default under one note or debt facility would be a default under all of these loans.

     BayCorp is an unregulated energy holding company incorporated in Delaware. BayCorp currently has wholly owned subsidiaries that include Nacogdoches Gas, LLC, which owns and develops interests in natural gas and oil production in Nacogdoches County, Texas; Benton Falls Associates, L.P., the owner and operator of a hydroelectric generating facility in Benton, Maine; Great Bay Hydro Corporation, which owns and operates a hydroelectric generating facility in Newport, Vermont; Great Bay Power Marketing, Inc., which purchases and markets power on the open market and Nacogdoches Power, LLC, which owns the development rights to the Sterne Power Project in Nacogdoches, Texas. BayCorp also holds a majority interest in HoustonStreet Exchange, Inc., which operates HoustonStreet.com, an internet-based independent crude oil and refined petroleum products trading exchange.


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     This announcement does not constitute an offer to purchase or a solicitation of an offer to sell any securities. The tender offer for the outstanding shares of BayCorp common stock described in this announcement has not commenced. Any offers to purchase or solicitation of offers to sell will be made only pursuant to a tender offer statement and a solicitation and recommendation statement filed with the Securities and Exchange Commission. The tender offer statement (including an offer to purchase, a letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information and should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to all stockholders of BayCorp at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available on the SEC's website (http://www.sec.gov).

     Certain of the foregoing statements, including those regarding the timing of the commencement of the tender offer, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including the timing of such events, which may cause the actual results, performance or achievements of BayCorp to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this Release. Sloan Group Ltd. and BayCorp expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

****************
Contact:

BayCorp Holdings, Ltd.
Frank Getman, 603-766-4990